Exhibit 99.1

FOR IMMEDIATE RELEASE

B. Riley Financial Announces the $117.8 Million Sale of GlassRatner to TorQuest Partners

Company Expects to Record Gain on Sale of Approximately $66 Million in Q2 Financial Results

LOS ANGELES, June 27, 2025 – B. Riley Financial, Inc. (NASDAQ: RILY) (“BRF” or the “Company”), a diversified financial services company, today announced it has sold its advisory services business, GlassRatner Advisory & Capital Group, LLC (dba B. Riley Advisory Services) and B. Riley Farber Advisory Inc. (collectively “GlassRatner”), to funds managed by TorQuest Partners (“TorQuest”) for $117.8 million.

BRF expects to record a gain on the sale of GlassRatner, which it acquired in August 2018, of approximately $66 million.

Bryant Riley, Chairman and Co-Chief Executive Officer of BRF commented: “BRF’s primary focus moving forward is to return to its historic roots by investing in BRS, our middle-market investment bank, and its complimentary business, B. Riley Wealth Management. Divesting GlassRatner will provide additional capital to support growth initiatives and strengthen our capital structure. Maximizing shareholder value through ongoing reinvestment in our business remains a critical priority.

“We’ve worked closely with Ian Ratner and his team to build a leading boutique advisory services firm, and we are incredibly proud of what we’ve accomplished together. GlassRatner delivered record results in 2024, and continues to perform well across its core expertise. We’re pleased to have found the ideal partner in TorQuest, which is focused on extending GlassRatner’s track record.”

Ian Ratner, Chief Executive Officer of GlassRatner added: “Growing GlassRatner in close partnership with Bryant, Tom, and the entire BRF team, has been an incredible journey. We’ve built a leading platform providing bankruptcy and restructuring services, forensic accounting and litigation support, and other specialty advisory solutions. Joining forces with TorQuest marks an exciting new chapter for GlassRatner. TorQuest’s proven expertise in partnering with management teams to drive growth and innovation makes them the ideal partner for this next phase. This transaction positions us to capitalize on new opportunities, while building on the strong foundation we’ve laid over the years. I’m grateful for the support we’ve had and enthusiastic about what lies ahead.”

Justin Catalano, Partner at TorQuest said: “We are excited to be partnering on this investment with Ian and the GlassRatner team. GlassRatner is an attractive business with significant growth potential and a strong reputation for service excellence. We look forward to supporting their continued growth in this next chapter.” GlassRatner will be the third platform investment for TorQuest Partners Fund VI, a C$2.3 billion fund.

About B. Riley Financial

B. Riley Financial (BRF) is a diversified financial services company that through its operating entities or affiliates deliver tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. BRF leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its subsidiaries and affiliated entities, BRF provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, appraisal and valuation, auction, and liquidation services. BRF opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. BRF refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

About GlassRatner

GlassRatner is a leading provider of specialty professional and advisory services, including bankruptcy and restructuring, forensic accounting and litigation support, construction engineering consulting, transaction support services, retained executive searches, and compliance, risk, and resilience consulting. GlassRatner works with law firms, lenders, private equity sponsors, and companies of all types on complex business challenges such as planning and executing a major acquisition or divestiture, pursuing a fraud investigation or corporate litigation, or managing through a business crisis or bankruptcy. GlassRatner is headquartered in Atlanta, Georgia and has approximately 200 team members located across the United States, Canada, and Mexico. For more information, visit www.glassratner.com

About TorQuest Partners

Founded in 2002, TorQuest Partners is a Canadian-based manager of private equity funds. With more than C$5.0 billion of equity capital under management, TorQuest is currently investing from TorQuest Partners Fund VI, a C$2.3 billion fund that held its final closing in December 2023 and completed its first investment in July 2024. TorQuest invests in middle market companies and works in close partnership with management to build value. To learn more about TorQuest, please visit www.torquest.com

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2023 Annual Report on Form 10-K and in B. Riley Financial’s Quarterly Reports on Form 10-Q for the period ended September 30, 2024 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

Contacts

Investors
ir@brileyfin.com

Mike Frank
VP Corporate Development & Investor Relations
mfrank@brileyfin.com

Media
press@brileyfin.com

TorQuest

Ian.Hamilton@fgslongview.com